Exhibit 10.1

Execution Version
SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of June 18, 2020, by and among BeyondSpring Inc., a Cayman Islands company (the “Company”), Decheng Capital China Life Sciences USD Fund II, L.P., a Cayman Islands exempted limited partnership, and Decheng Capital China Life Sciences USD Fund III, L.P., a Cayman Islands exempted limited partnership (collectively, the “Investors”).

WHEREAS, the Company intends to offer and sell 1,930,000 ordinary shares, par value $0.0001 per ordinary share, of the Company (the “Ordinary Shares”) to the public and list such number of Ordinary Shares on the Nasdaq Capital Market (the “Follow-on Offering”).

WHEREAS, subsequent to the Follow-on Offering, the Company desires to issue, sell and convey that number of Ordinary Shares determined by dividing $5,000,000 by $13.00, rounded down to the nearest whole number, to the Investors, and each Investor desires to purchase half of such Ordinary Shares from the Company, as more specifically set forth on Exhibit A hereto, pursuant to and in accordance with the terms and conditions of this Agreement (such Ordinary Shares to be purchased hereunder, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)          In connection with the Follow-on Offering, a Registration Statement (as defined below) relating to the offer and sale of Ordinary Shares (other than the Shares) has been (i) prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; and (ii) filed with the Commission under the Securities Act.  As used in this Agreement, “Registration Statement” means a registration statement on Form F-3, File No. 333 234193, with respect to the Ordinary Shares, including a base prospectus (the “Base Prospectus”), as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act. “Preliminary Prospectus” means the preliminary prospectus supplement dated June 18, 2020, together with the Base Prospectus.

(b)          The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(c)          The Shares to be issued and sold by the Company to the Investors hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement and when appropriate entries are made on the register of members of the Company, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws and the laws of the Cayman Islands and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(d)          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and, when executed and delivered by both Investors, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and except to the extent Section 7 hereof is found to violate public policy.

(e)          The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation and memorandum and articles of association (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus, except for (i) the filing of a Form D with the Commission under Regulation D and (ii) filings required by applicable state securities laws.

(g)          Neither the Company nor any of its subsidiaries is, and as of the applicable Closing Date (as defined herein) and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

2.          Representations, Warranties and Agreements of the Investors.  Each Investor represents, warrants and agrees, severally as to itself and not jointly, that:

(a)         Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by such Investor and, when executed and delivered by the other Investor and the Company, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)         Such Investor is, and will be on the Closing Date, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(c)         Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) adequate access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d)         Such Investor (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

(e)         Such Investor has a pre-existing relationship with the Company and is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other general solicitation or general advertisement or as a result of any filing by the Company with the Commission.  Such Investor understands and acknowledges that its discussions with the Company and any written information provided by the Company (i) were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1 of this Agreement or the right of such Investor to rely thereon.

(f)          Such Investor is purchasing the Shares for its own account or for one or more separate accounts maintained by it for the benefit of one or more other institutional accredited investors and not with a view to distribution thereof and with no present intention of reselling, distributing or otherwise disposing of the same, provided that the disposition of such Investor’s property shall at all times be within such Investor’s control.  Such Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Shares in any manner.

(g)         Such Investor understands and acknowledges that (i) the Shares have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Rule 506 of Regulation D and that the Shares have not been registered with any state securities commission or authority and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemption and the eligibility of such Investor to acquire the Shares, and (ii) such Investor will not be afforded the protection of Section 11 of the Securities Act and that, pursuant to Regulation D, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Rule 144 under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder.

(h)         Such Investor was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

(i)         Such Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(j)          The transactions contemplated by this Agreement are not part of a plan or scheme to evade the registration provisions of the U.S. federal securities laws.

(k)         Such Investor acknowledges that each certificate, instrument, or book entry representing (i) the Shares and (ii) any other securities issued in respect of the securities referenced in clauses (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION OF THE SECURITIES ACT OF 1933.

Such Investor consents to the Company making a notation in its records and giving instructions to any share registrar or transfer agent of the Shares or such securities in order to implement the restrictions on transfer set forth in this Agreement. Upon receipt of a request from such Investor, the foregoing legend shall be removed from the certificate, instrument or book entry evidencing the Shares and the Company shall, or shall cause its share registrar or transfer agent to, issue a certificate or certificates evidencing all or a portion of the Shares, as requested by such Investor, without such legend if: (i) such Investor’s Shares have been transferred to a third party under an effective registration statement under the Securities Act, (ii) such Investor has provided the Company and its share registrar or transfer agent with reasonable assurances that such Investor’s Shares have been transferred in compliance with Rule 144 or (iii) such Investor has provided the Company and its share registrar or transfer agent with an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, stating that such Shares may lawfully be transferred without registration under the Securities Act and that the foregoing legend may be removed following such transfer.

3.          Purchase of the Shares by the Investors.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Shares to the Investors, and each Investor agrees to purchase its respective Shares from the Company. The Company is not obligated to issue and deliver any of the Shares to be issued and delivered on the Closing Date, except upon payment for all such Shares to be purchased on the Closing Date as provided herein.

4.          Issuance and Delivery of and Payment for the Shares.  Issuance and delivery of and payment for the Shares shall be made at 9:00 a.m. New York City time, on July 2, 2020, or such other time and date not later than 1:30 p.m. New York City time, on July 2, 2020 as the Company shall designate by notice to the Investors (the “Closing Date”).  Issuance and delivery of the Shares shall be made to each Investor against payment by such Investor of the purchase price of its respective Shares to the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Investor hereunder.

5.          Conditions of each Investor’s Obligations.  The obligations of each Investor hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the closing of the Follow-on Offering.

6.          Registration of Shares. If the Company proposes to register its Ordinary Shares under the Securities Act on a form which would permit registration of the Shares for sale to the public, or publicly sell under a shelf registration statement Ordinary Shares, for its own account and/or for the account of any other person, the Company shall have the option to (a) give notice thereof to the Investors and (b) in its sole discretion, include in such registration all or any of the Shares with respect to which the Company has received written requests for inclusion therein within five (5) business days after notice has been given to the Investors at the address provided in Section 9 hereof. Notwithstanding the foregoing, in case of an underwritten offering, the Company shall have the right to reduce the amount of Shares to be included in such offering to the amount recommended by the managing underwriter or underwriters, if in their good faith opinion that the total amount of securities that the Investors, the Company and any other persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering.

7.          Indemnification.

(a)          The Company hereby agrees that its shall indemnify, defend and hold harmless each Investor, their affiliates and each of their respective, directors, officers, employees, shareholders, representatives and agents (“Indemnified Parties”) from, against and in respect of any damages, losses, charges, liabilities, claims demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest and costs and expenses (“Losses”) imposed on, sustained, incurred or suffered by or asserted against any of the Indemnified Parties (whether in respect of third party claims, claims between the parties hereto, or otherwise) directly or indirectly relating to or arising out of any breach by the Company of any of representations, warranty or agreement made by it in this Agreement.

(b)          The Company further agrees to indemnify each of the Indemnified Parties against any all Losses incurred by such Indemnified Party related to or arising from to efforts to enforce or protect its rights under this Agreement, or the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement.

(c)          The remedies set forth in this Section 7 shall be without prejudice to all other rights and remedies that an Indemnified Party may have under applicable law and shall not be the sole and exclusive remedies of any Indemnified Party for any Loss suffered hereunder.  Each Indemnified Party shall be entitled to pursue any remedy that is available to it under applicable law.

8.          Termination.  The obligations of the parties under this Agreement shall terminate upon the earlier of (i) July 15, 2020 and (ii) the mutual written consent of the parties.

9.          Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to either Investor, shall be delivered or sent by mail, facsimile transmission or email to the address of such Investor set forth on the signature page hereto;

(b)          if to the Company, shall be delivered or sent by mail, facsimile transmission or email to:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Attention:  Finance Department

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Email:  andrea.nicolas@skadden.com
Attention:  Andrea L. Nicolas

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

10.        Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon each Investor, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Indemnified Parties.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.        Survival.  The respective indemnities, representations, warranties and agreements of the Company and each Investor contained in this Agreement pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

12.        Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

13.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

14.         Submission to Jurisdiction.  The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such lawsuit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15.        Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

16.        Judgment Currency.  The obligation of the Company in respect of any sum due to any Investor or any other Indemnified Party under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Indemnified Party of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Indemnified Party may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Indemnified Party hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Indemnified Party against such Loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Indemnified Party hereunder, such Indemnified Party agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Indemnified Party hereunder.

17.        Waiver of Jury Trial.  THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.       Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19.        Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

BeyondSpring Inc.

By:	/s/ Lan Huang
Name: Lan Huang
Title: CEO

Decheng Capital China Life Sciences USD Fund II, L.P.

By its General Partner,
Decheng Capital Management II (Cayman), LLC

By:	/s/ Xiangmin Cui
Name: Xiangmin Cui
Title: Managing Director
Address:
3000 Sand Hill Road, Building 2, Suite 110
Menlo Park, CA 94025
Attention: Chief Financial Officer

Decheng Capital China Life Sciences USD Fund III, L.P.

By its General Partner,
Decheng Capital Management III (Cayman), LLC

By:	/s/ Xiangmin Cui
Name: Xiangmin Cui
Title: Managing Director
Address:
3000 Sand Hill Road, Building 2, Suite 110
Menlo Park, CA 94025
Attention: Chief Financial Officer

Exhibit A

Schedule of Purchasers

Decheng Capital China Life Sciences USD Fund II, L.P.
•	Ordinary Shares: 192,308
•	Purchase Price: $2,500,004.00

Decheng Capital China Life Sciences USD Fund III, L.P.
•	Ordinary Shares: 192,307
•	Purchase Price: $2,499,991.00